UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2006
Federal Signal Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-693	36-1063330
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)
1415 W. 22nd Street, Oak Brook, Illinois 60523
(Address of principal executive offices) (Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Execution of a material definitive agreement
Ms. Karen N. Latham has resigned her position as Vice President and Treasurer effective August 31, 2006. Effective September 1, 2006, Mr. David Janek assumed the position of Vice President and Treasurer. Ms. Latham will remain an employee of the Company through December 31, 2006. On August 31, 2006, the Company entered into an agreement with Ms. Latham which provides that the Company will pay her $175,163, which approximates seventy five percent of her annual salary plus target bonus. This payment is consistent with the Company’s Executive General Severance Plan. The Company will also pay her $60,550 which approximates her targeted bonus for 2006. The Company will provide Ms. Latham with executive outplacement services for nine months and subsidized COBRA coverage until the earlier of the a) expiration of eighteen months or b) the date she becomes eligible to receive other insurance coverage. In exchange for the consideration provided by the Company, Ms. Latham will execute a release in favor of the Company.
The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL SIGNAL CORPORATION
Dated: September 6, 2006	By:	/s/ Paul Brown
Paul Brown
Vice President and Controller